No. Exhibit (5) (d)
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                    APPLICATION FOR AN ANNUITY CONTRACT

                    [ ] PRUDENTIAL'S VARIABLE INVESTMENT PLAN SERIES or
                    [ ] PRUDENTIAL'S FIXED INTEREST PLAN SERIES

Please make check payable to Prudential and mail the check and application to:
The Prudential Insurance Company of America, P.O. Box 2925, Phoenix, AZ 85062.

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1.   PROPOSED ANNUITANT (Please Print)

     Name ______________________________________________________________________

     Address ______________________ City ____________ State ______ Zip _________

     Date of Birth _____  ___  ____   Age __  Sex [ ] Male  [ ]Female
                   Month  Day  Year

     Soc Sec # ________  _____  ________

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1a.   PROPOSED CO-ANNUITANT (Please Print)

     Name ______________________________ Relationship to Annuitant _____________

     Address ______________________ City ____________ State ______ Zip _________

     Date of Birth _____  ___  ____   Age __  Sex [ ] Male  [ ]Female
                   Month  Day  Year

     Soc Sec # ________  _____  ________

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2.   CONTRACT OWNER (if different from the Proposed Annuitant)

                                   Relationship to      Soc Sec # or
   Name __________________________ Annuitant __________ Tax ID # _____ ___ _____

     Address ______________________ City ____________ State ______ Zip _________

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3.   BENEFICIARY DESIGNATION (MUST specify relationship to Annuitant or
     Co-Annuitant)

     Primary(Class 1) _______________________________________________

     Relationship to     [ ] Annuitant               Date of
                         [ ] Co-Annuitant __________ Birth __________

     Contingent(Class 2) ____________________________________________

     Relationship to     [ ] Annuitant               Date of
                         [ ] Co-Annuitant  _________ Birth __________

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4.   INITIAL PURCHASE PAYMENT (minimum $1000):

          $__________________________________________
              (Make checks payable to Prudential)

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5.   INVESTMENT SELECTION- Complete only if you are applying for a variable annuity contract of Prudential's Variable Investment Plan Series
     Select one or more: ($300 minimum for each subaccount selected):
          (All % allocations must be expressed in whole numbers)

     [ ] Bond                                     ___%

     [ ] Money Market                             ___%

     [ ] Common Stock                             ___%

     [ ] Aggressively Managed Flexible            ___%

     [ ] Conservatively Managed Flexible          ___%

     [ ] Fixed Account                            ___%

     [ ] Other                                    ___%

          TOTAL INVESTED                          100%
                                                  ====

     Any future purchases will be allocated in the same percentage(s) as above unless specific instructions to change the allocations are submitted.

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6.   ANNUITY COMMENCEMENT DATE

     Annuity payments to begin
     on the first day of                        ___________   ________
                                                  (Month)      (Year)
     (Cannot be later than the month following the annuitant's 80th birthday)

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7.   Will the annuity applied for replace any existing annuity or life insurance? [ ]Yes [ ]No  If yes, please furnish details.

     Name of Insured ___________________________________________________________

     Insurance Company _________________________________________________________

     Policy Number(s) __________________________________________________________

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8.   REMARKS OR SPECIAL REQUESTS



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NOTE: If unable to obtain an answer to D, E, and F, print "NR" (no response)
      immediately following the question and estimate the answer to the extent possible.
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1.   INFORMATION RELATING TO THE PURCHASER (To be Completed by writing agent or
     Registered Representative)

     A.   Occupation* __________________________________________________________
                          *If in the securities business, record the name and
                           address of the employer here:

          ______________________________________________________________________

     B.   Marital Status _______________________________________________________

     C.   Number of Dependents _________________________________________________

     D.   Estimated Family Income ______________________________________________

     E.   Estimated Amount of Family Investments and Savings ___________________

     F.   Amount of Insurance on Purchaser's Life ______________________________

     G.   Source of Investment _________________________________________________

     H. Do you have, from any source, facts that the proposed Purchaser may replace or change any current insurance or annuity in any company? [ ]Yes [ ]No If Yes, please furnish details.

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2.   ACKNOWLEDGMENT OF PURCHASER

     To the best of my knowledge and belief, my responses are correct and true. I understand that the Company reserves the right to reject any application or purchase payment. If this application is declined, there shall be no liability on the Company and my purchase payment shall be returned.

     If this application is for a variable annuity contract of Prudential's Variable Investment Plan Series, I understand that; (1) payments and values are based on the investment experience of a separate account; and, (2) they may vary and are not guaranteed as to fixed dollar amount. I have received the current prospectus for (1) a variable annuity contract of Prudential's Variable Investment Plan Series; and, (2) The Prudential Series Fund, Inc. (Check here if a Statement of Additional Information is desired. [ ])

SIGNED AT: ________________________________     ________________________________
                       (State)                               (Date)

SIGNATURE(S): _____________________________     ________________________________
                  (Proposed Annuitant)               (Owner, if applicable)

WITNESS: __________________________________
          (Writing Agent or Representative)

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To be Completed by Writing Agent or          To be Completed by Registered
Registered Representative                    Representative
(Pruco Securities)

________________________________________     ___________________________________
NAME AND TITLE -- Please Print               NAME -- Please Print

________________________________________     ___________________________________
CONTRACT NO.       OFFICE CODE      RHO      CONTRACT NO.       OFFICE CODE

_______________________(____)___________     __________________(____)___________
OFFICE                 PHONE NO.             BRANCH OFFICE     PHONE NO.

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VA 200 Ed 11/86 -- Non-Qualified